EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Announces Comprehensive Capital Allocation Framework

CSG to Acquire Leading, Cloud-Based Payments Solution Provider,

Forte Payment Systems, Inc.

Board Authorizes $150 Million Buyback Plan

GREENWOOD VILLAGE, Colo. (Sept. 14, 2018) — CSG (NASDAQ: CSGS), the trusted partner to simplify the complexity of business transformation in the digital age, announced today that its Board of Directors has reviewed the Company’s capital allocation strategy and authorized a framework it believes will maximize shareholder value.

“The board has gone through a careful evaluation of our capital allocation strategy and determined that we have the balance sheet and cash to make acquisitions that strengthen our leadership position in the revenue management and payments industry and increase the repurchase of our own stock,” said Don Reed, chairman of the CSG International Board of Directors.  “We are taking a holistic approach to our uses of cash with a focus on driving long-term shareholder value.”

Consistent with this framework, CSG announced today it has signed a definitive agreement to acquire Forte Payment Systems, Inc., a leading provider of advanced payment solutions, and that the Board has authorized a stock repurchase program under which CSG may purchase up to $150 million worth of shares of CSG common stock over the next three years. CSG expects that the acquisition of Forte and the repurchase of CSG stock will be financed through existing cash balances and future free cash flow.

The Forte Payments Systems Acquisition

The acquisition of Forte will extend CSG’s current payment and monetization capabilities, offering an advanced, cloud-based integrated suite of products and solutions across many industries. Forte’s broad offering and strategic partnerships with thousands of merchants, resellers and independent software vendors has fueled its aggressive growth and success in the integrated payments space. This acquisition accelerates CSG’s ability to offer a comprehensive suite of next generation payment solutions that enable service providers to provide a differentiated customer experience.

“The Forte acquisition will strengthen our leadership position in the revenue management and payments sector and allows us to grow our footprint into new verticals at a time when digital disruption is impacting how every company in every industry serves its customers,” said Brian Shepherd, executive vice president and group president of CSG. “Today, payments are becoming more complex and payment choices more important to consumers. Consumers demand increased convenience and the ability to easily switch between online and physical stores and between smart devices and traditional forms of payment to compare, review and purchase goods on their terms, through their preferred channel.  Together, CSG with the Forte capabilities will be uniquely positioned to satisfy this ever-increasing demand by consumers and enable companies to increase customer loyalty and share of wallet.”

“Forte’s success lies in our ability to provide a simple, seamless and fully integrated payments experience for consumers,” said Jeff Thorness, CEO of Forte Payment Systems, Inc.  “CSG’s cloud-first philosophy in enabling a digital transformation with some of the world’s leading brands aligns with our heritage and our experience.  The Forte team brings extensive domain expertise in developing innovative payments solutions for a broad range of clients in multiple industries.  With the power and reach of CSG, we will enable a single monetization experience across all channels for consumers, while accelerating our growth across the global enterprise market.”

The agreement provides that CSG will acquire Forte, debt-free, for approximately $85 million in cash at closing, net of cash acquired.  At closing, approximately $13 million may be held back subject to certain tax filings. In addition, if Forte’s performance meets or exceeds specified targets, certain earn-out payments may also become payable.  Excluding these earn-out payments, the purchase price is approximately equal to Forte’s projected 2018 revenue.  The acquisition is expected to close by the end of Q4 2018, subject to the satisfaction of customary closing conditions.

CSG expects the acquisition will be accretive to non-GAAP earnings, but dilutive to our consolidated non-GAAP operating margin percentage.  CSG expects to incur certain acquisition-related charges and ongoing amortization of intangible assets related to this acquisition in 2018.  CSG will provide more details regarding the anticipated impact of the acquisition to its financials on its third quarter earnings call.

Share Repurchase Authorization

The Board has authorized the repurchase of up to $150 million of CSG common stock over the next three years. Under the authorization, purchases of CSG stock may be made from time to time at the company’s discretion or under a Rule 10b5-1 plan.  The company undertakes no obligation to complete the repurchase plan, and the plan may be suspended or discontinued at any time.

Conclusion

Bret Griess, chief executive officer and president of CSG, concluded, “The strength of our business model and cash flow generation puts us in a strong position to create value for our shareholders, our customers and our employees.  This framework enables us to invest in our people, products and solutions aimed at driving above-industry growth and return cash to our shareholders through both share buybacks and dividends. Today’s announcements – the Forte acquisition and our $150 million share repurchase plan – are examples of this strategy in action.”

About CSG

CSG simplifies the complexity of business transformation in the digital age for the most respected communications, media and entertainment service providers worldwide. With over 35 years of experience, CSG delivers revenue management, customer experience and digital monetization solutions for every stage of the customer lifecycle. The company is the trusted partner driving digital transformation for leading global brands, including Arrow Electronics, AT&T, Bharti Airtel, Charter Communications, Comcast, DISH, Eastlink, iflix, MTN, TalkTalk, Telefonica, Telstra and Verizon.

At CSG, we have one vision: flexible, seamless, limitless communications, information and content services for everyone. For more information, visit our website at csgi.com and follow us on LinkedIn, Twitter and Facebook.

About Forte Payment Systems, Inc.

Founded in 1998 and headquartered in Allen, Texas, Forte Payment Systems, Inc. is a leading provider of innovative payment solutions. Offering unique and scalable enterprise-class solutions, Forte helps organizations of all sizes build, manage and perfect the way they take payments. A single source solution provider, Forte offers full stack APIs and dynamic processing services for developers and merchants who seek comprehensive and robust web, mobile and retail options. Forte’s robust solution offering includes Payment Gateway, eWallet and Tokenization, Check Verification, Check Recovery, EBPP, IVR, Payment / Hosted Order Page (iFrame and JS), and a Virtual Terminal solutions.   Find out more information at www.forte.net.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release.  The forward-looking statements relate to our commitment to return capital to our stockholders. These risks and uncertainties include, but are not limited to, the timing and number of shares to be repurchased and the funding sources to be used to effectuate the repurchases. Factors which may impact our ability to implement the repurchase program include, but are not limited to, our ability to generate sufficient cash to enable stock repurchases, the use of our cash for other corporate initiatives, and fluctuations in stock price.

Readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC. The forward-looking statements in this press release are based on management's current views, beliefs and assumptions regarding future events and speak only as of the dates when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Contacts:

Elise Brassell

Public Relations

CSG

+1 (303) 804-4962

Elise.brassell@csgi.com

Liz Bauer

Investor Relations

CSG

+1 (303) 804-4065

Liz.bauer@csgi.com